Exhibit 10.1

TERM LOAN SUPPLEMENT

THIS TERM LOAN SUPPLEMENT (this  “Supplement”) dated as of September 3, 2015 by and among SUNSTONE HOTEL PARTNERSHIP, LLC, a  limited liability company formed under the laws of  the State of Delaware (the “Borrower”), SUNSTONE HOTEL INVESTORS, INC., a corporation formed under the laws of the State of Maryland (the “Parent”), each of the Lenders party hereto and WELLS FARGO BANK,  NATIONAL  ASSOCIATION, as Administrative Agent (the “Administrative Agent”).

WHEREAS, the Borrower,  the Parent,  the Lenders, the Administrative Agent and certain other parties have entered into that certain Credit Agreement dated as of April 2, 2015 (as in effect  immediately prior to  the  effectiveness of this Supplement,  the “Credit Agreement”);

WHEREAS, as permitted by Section 2.15. of  the Credit Agreement, the Borrower has  requested  that the Lenders identified on Schedule I attached hereto as having a “Term Loan Commitment Amount”  (each a “Term Loan Lender”) make Term Loans to the Borrower in an aggregate principal amount of

$85,000,000; and

WHEREAS, as contemplated by Section 2.15. of the  Credit Agreement, the parties hereto are entering into this Supplement (a) to provide for the making of such Term Loans subject to the terms and conditions of  this Supplement and the Credit Agreement as supplemented by this Supplement (the Credit  Agreement as so supplemented,  the “Supplemented Credit Agreement”) and (b)  to establish the terms and conditions of such Term Loans;

NOW, THEREFORE, for good and valuable consideration, the  receipt and sufficiency of which are  hereby acknowledged by the parties hereto, the parties hereto  hereby agree as  follows:

Section 1. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Supplemented Credit Agreement. Except as otherwise provided in  this Supplement, references in this Supplement to “Sections” are to sections of the Credit  Agreement. The foregoing recitals  are incorporated by reference  into this Supplement.

Section 2.  Establishment of Class of Term Loans.   Pursuant to Section 2.15. of the Credit  Agreement, there is hereby established under the Credit Agreement a new Class of Term Loans subject to  the following terms and conditions:

(a)        Certain Definitions.   The following terms shall have the following meanings with respect  to such Term Loans:

“Notice of Term Loan Borrowing” means a notice substantially in the form of Exhibit A attached hereto (or such other form  reasonably acceptable to the Administrative Agent and containing the information  required  in   such   Exhibit)   to   be  delivered  to   the  Administrative   Agent  pursuant  to Section 2(b)(ii) of this Supplement evidencing the Borrower’s request for a borrowing of Term Loans.

“Supplement Effective Date” means the later of (a) the date of this Supplement and (b) the date on which all of  the conditions precedent set  forth  in Section 3 of  this Supplement shall have been fulfilled or waived by all of  the Term Loan Lenders party to  this Supplement.

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“Term Loan Applicable Margin” means, with respect  to a particular  Type of Term Loans made pursuant to  this Supplement, the percentage rate set forth below corresponding to  the Leverage Ratio  as determined in accordance with Section 10.1.(a):

Level	Leverage Ratio	Term Loan Applicable Margin for Term Loans that are LIBOR Loans	Term Loan Applicable Margin for Term Loans that are Base Rate Loans
1	Less than 4.00 to 1.00	1.80%	0.80%
2	Greater than or equal to 4.00 to 1.00 but less than 4.50 to 1.00	1.85%	0.85%
3	Greater than or equal to 4.50 to 1.00 but less than 5.00 to 1.00	1.90%	0.90%
4	Greater than or equal to 5.00 to 1.00 but less than 6.00 to 1.00	2.20%	1.20%
5	Greater than or equal to 6.00 to 1.00	2.55%	1.55%

The Term Loan Applicable Margins shall be determined by  the Administrative Agent from time to time, based on the Leverage Ratio as set forth in the Compliance Certificate most recently delivered by the  Borrower pursuant to Section 9.3. Any adjustment to the Term Loan Applicable Margins shall be effective as of the first day of the calendar month immediately following the month during which the Borrower delivers to  the Administrative Agent the applicable Compliance Certificate pursuant to Section 9.3.   If the Borrower fails to deliver a Compliance Certificate pursuant to Section 9.3., the Term Loan Applicable Margins shall equal the percentages corresponding to Level 5 until the first day of the calendar month  immediately following the month that the required Compliance Certificate is delivered.  Notwithstanding the foregoing,  for  the period  from the Supplement Effective Date through but excluding the date on which the Administrative Agent  first determines  the Term Loan Applicable  Margins as  set  forth  above, the Term Loan Applicable Margins shall be determined based on Level 1.  Thereafter, the Term Loan Applicable Margins  shall be adjusted from time to time as set forth in this definition. The provisions of this definition shall be subject to Section 2.4.(c). During the Surge Period, any Term Loan Applicable Margin determined as provided above  shall be  increased by 0.35%.

“Term Loan Availability Period”  means the period from and including the Supplement Effective

Date to but excluding the Term Loan Availability Termination Date.

“Term Loan Availability Termination Date” means  the  first  to occur of: (a) March 3, 2016 and  (b) the date on which the Term Loan Commitments are terminated or reduced to zero in accordance with  this Supplement and the Supplemented Credit Agreement.

“Term Loan Commitment” means, as to each Term Loan Lender, such Lender’s obligation to  make Term Loans pursuant to Section 2(b)(i) of this Supplement in an amount up to, but not exceeding, the amount set forth for such Lender on Schedule I attached hereto as such Lender’s “Term Loan Commitment Amount”, as the same  may be increased  or reduced as appropriate  to reflect any  assignments  to  or by such Lender effected in accordance with Section 13.5. or increased as appropriate to reflect any increase effected in accordance with Section 2.15.

“Term  Loan Maturity  Date”  means September 3, 2022.

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(b)Making of Term Loans.

(i)        Generally.   Subject to  the terms and conditions of this Supplement and of the Supplemented Credit Agreement, each Term Loan Lender severally and not jointly agrees to make Term Loans to the Borrower during  the Term Loan Availability Period, in an aggregate principal amount up to, but not exceeding, such Lender’s  Term Loan Commitment.   There shall be no more  than 4 separate borrowings of Term Loans and each borrowing of Term Loans shall be in an aggregate minimum  amount of $10,000,000 and  integral multiples of $10,000,000  in excess  thereof; provided, that a borrowing of Term Loans may be in the aggregate amount of the remaining Term Loan Commitments.  Upon a Term Loan Lender’s funding of a Term Loan, such Lender’s  Term Loan Commitment shall be permanently reduced by the principal amount of such Term Loan. All Term Loan Commitments shall terminate on  the Term Loan Availability Termination Date if not previously terminated pursuant to this Supplement or the Supplemented Credit Agreement.  Once  repaid, the principal amount of a  Term Loan (or portion thereof) may not be reborrowed.

(ii)Requests for Term Loans.   Not later than 11:00 a.m. Central time at least 1

Business Day prior to a borrowing of Term Loans that are to be Base Rate Loans and not later than

11:00 a.m.  Central  time at  least 3 Business Days  prior to a borrowing  of  Term Loans that are to  be

LIBOR Loans, the Borrower shall deliver to the Administrative Agent a Notice of Term Loan

Borrowing. Each Notice  of Term Loan Borrowing shall specify the aggregate principal amount of Term Loans to be borrowed, the  Type of the Term  Loans, the date such  Term Loans are to be borrowed (which must be a Business Day) and if such Term Loans are to be LIBOR Loans, the  initial Interest Period  for such Term Loans. Prior to delivering a Notice  of Term Loan  Borrowing,  the Borrower may (without specifying whether a Term Loan will be a Base Rate Loan  or a LIBOR Loan) request  that  the Administrative Agent provide the Borrower with  the most  recent LIBOR available to the Administrative Agent. The Administrative Agent shall provide such quoted rate to  the Borrower on the date of such request or as soon as possible  thereafter.   Each Notice of Term Loan Borrowing shall be irrevocable once given and binding on the Borrower.   Upon receipt of a  Notice of Term Loan Borrowing, the Administrative Agent shall promptly notify each Term Loan Lender.

(iii)      Funding of Term Loans.   Promptly after receipt of a Notice of Term Loan Borrowing, each Term Loan Lender shall deposit an amount equal to the Term Loan to be made by such Term Loan Lender to  the Borrower  with  the Administrative Agent at the Principal Office,  in immediately available funds, not later than 11:00 a.m.  Central time on the date of such proposed  Term Loans.  Subject to fulfillment of all applicable conditions  set forth in this Supplement and in  the Supplemented Credit Agreement, the Administrative Agent shall make available  to  the  Borrower in the account specified by the Borrower in the Disbursement Instruction Agreement, not later than 2:00 p.m. Central time on the date of such proposed Term Loans, the proceeds of such amounts  received by the Administrative Agent.

(iv)       Assumptions Regarding Funding by Term Loan Lenders.   With respect to Term Loans to be made after the Supplement Effective Date, unless the Administrative Agent shall have been notified by any Term Loan Lender that such Term Loan Lender will not make available to the Administrative Agent a Term Loan to be made by such  Term Loan Lender  in connection with  any borrowing, the Administrative Agent may assume that such Term Loan Lender will make the proceeds of such Term Loan available to the Administrative Agent in accordance with Section

2(b)(iii) of this Supplement, and the Administrative Agent may  (but shall not be obligated to),  in  reliance upon such assumption, make  available to  the Borrower the amount of such Term  Loan to

be provided by such Term Loan Lender.   In such event, if such Term Loan Lender does not make

available to the Administrative Agent the proceeds of such Term Loan, then such Term Loan

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Lender and the Borrower severally agree to pay to the Administrative Agent on demand the amount of such Term Loan with interest thereon, for each day from and including the date such Term Loan is made available to  the Borrower but excluding the date of payment to the Administrative Agent, at (i) in  the case of a payment to be made by such Term Loan Lender,  the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry  rules on interbank compensation and  (ii) in  the  case of a payment  to be made by the Borrower, the  interest rate applicable to such Term Loans. If the Borrower and such Term Loan Lender shall pay the amount of such  interest  to the Administrative Agent for the same or overlapping period, the  Administrative Agent shall promptly remit  to the Borrower the amount of such interest paid by the Borrower for such period. If such Term Loan Lender pays to the Administrative Agent the amount of such Term Loan, the amount so paid shall constitute such Term Loan Lender’s Term Loan included in  the borrowing.   Any payment by the Borrower shall be without prejudice  to any claim  the Borrower may have against a Term Loan Lender that shall have failed to make available the proceeds of a Term Loan to be made by such  Term Loan Lender.

(c)        Interest on Term Loans.   The Borrower promises to pay to the Administrative Agent for the account of each Term Loan Lender interest on the unpaid principal amount of each Term Loan made by such Term Loan Lender for the period  from and including the date of the making of such  Term Loan to but excluding the date  such Term Loan shall be paid in full,  at the following per annum rates:

(i)         during such periods as such Term Loan is a Base Rate Loan, at the Base Rate (as in effect from time to time), plus the Term Loan Applicable Margin for Term Loans that are Base  Rate Loans; and

(ii)        during such periods as such Term Loan is a LIBOR Loan, at LIBOR for such Term Loan for the Interest Period therefor, plus   the Term Loan Applicable Margin for Term Loan that are LIBOR Loans.

(d)        Interest Periods.   There may be no more than 4 different Interest Periods for Term Loans that are LIBOR Loans outstanding at the  same  time

(e)        Prepayment.   Notwithstanding anything in Section 2.7. to the contrary,  during the periods set forth below, the Borrower may only prepay the Term Loans, in whole or in part, at the prices (expressed as percentages of the principal amount of the Term Loan to be prepaid) set forth below, plus accrued and unpaid interest,  if any,  to the date of prepayment:

Period	Percentage
Supplement Effective Date to and including September 3, 2016	102.0%
September 4, 2016 to and including September 3, 2017	101.0%
All times after September 3, 2017	100.0%

The Borrower acknowledges and agrees that the amounts payable by it under this subsection in  connection  with the prepayment of the Term Loans is a reasonable calculation of the lost profits of the Term Loan Lenders in view of the difficulties and impracticality of determining actual damages resulting from the prepayment of the Term Loans. Notwithstanding anything to the contrary contained in this Supplement or  in the Supplemented Credit Agreement, if (i) the Parent or the Borrower is a party to a  merger with a Public  REIT (as defined below) or a Subsidiary of a Public REIT and is not the survivor of such merger, (ii) the Parent or  the Borrower  is a party  to a merger with a  Public REIT or a Subsidiary of a Public REIT and is  the survivor of such  merger and as a  result of such  merger an Event of Default under Section 11.1.(l) shall occur, or  (iii) a Public REIT or a Subsidiary of a Public REIT shall acquire more  than 50.0% of  the total voting power of the then outstanding voting stock of the Parent (each of the transactions described in the

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preceding clauses (i) through (iii) an “Exempt Transaction”), then so long as no Event of Default shall exist  (other than an Event of Default resulting solely from  the occurrence of the Exempt Transaction), any prepayment of the Term Loans made in connection with such Exempt Transaction shall be at the price of

100% of the outstanding principal amount of the Term Loans rather than  the amount set forth  in  the  table above in this subsection (e). For purposes of this subsection, the term “Public REIT” means a REIT having at least one class of common shares having trading privileges on the New York Stock Exchange or NYSE

Amex Equities or which is subject to price quotations on The NASDAQ Stock Market’s National Market

System.

(f)         Term Loan Facility Fees.   During the period from the Supplement Effective Date to and including the Term Loan Availability Termination Date, the Borrower agrees to  pay to the Administrative  Agent for the account of the Term Loan Lenders an unused facility fee equal to the sum of the daily amount of the Term Loan Commitments available multiplied by a per annum rate equal to 0.25%.   Such  fee shall be computed on a daily basis and payable quarterly  in arrears on the first day of each January, April,  July and October that occurs during the Term Loan Availability Period and on the Term Loan Availability  Termination Date.

(g)        Certain Amendments.   No amendment, waiver or consent shall modify the definition of “Term Loan Availability Termination Date” as set forth in this Supplement without the written consent of  the Borrower and each Term Loan Lender directly affected  thereby.

(f)Term Loan Lenders.   Each Term Loan Lender shall constitute a “Lender”  for all purposes under the Supplemented Credit Agreement.

(g)        Titled Agents.   On  the Supplement Effective Date, PNC Bank, National Association shall be awarded the title of “Syndication Agent” with respect to the Class of Term Loans established hereunder and U.S. Bank National Association shall be awarded the title of “Documentation Agent” with respect to  the Class of Term Loans established hereunder. Such titles shall be subject to the terms of Section 12.9.  of  the Credit Agreement and  shall be in addition to all titles awarded on  the Effective Date.

Section 3.   Conditions Precedent.   The effectiveness of this Supplement,  including without  limitation, the obligation of the Term Loan Lenders to make Term Loans pursuant to Section 2(b) of this Supplement,  is subject  to  the condition precedent  that the Administrative Agent receive each of the  following, each in  form and substance  satisfactory to the Administrative Agent:

(a)a counterpart of this  Supplement duly executed by each of  the parties hereto;

(b)        Term Notes substantially in the form of  Exhibit   B attached hereto  executed by the Borrower, payable to each Term Loan Lender that has requested that it receive a  Term Note in the initial principal amount of such Lender’s Term Loan Commitment and otherwise duly completed;

(c)        a Guarantor Acknowledgement substantially  in  the form of Exhibit C attached hereto, executed by each Guarantor;

(d)a Disbursement Instruction Agreement  executed by the Borrower effective as of the

Supplement Effective Date;

(e)        a certificate from a Responsible Officer of the Borrower certifying as of the date hereof, and immediately after the occurrence of the Supplement Effective Date and the  making of any Term Loans on such date, that (i) no Default or Event of Default shall exist as of the Supplement Effective Date and (ii) the representations and warranties made or deemed made by the Borrower and any other Loan Party in

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any Loan Document to which such Loan Party  is a party shall be true and correct  in all material respects  (except  in  the case of a  representation or warranty qualified by materiality, in which case such  representation or warranty shall be true and correct  in all  respects) on and as of  the Supplement Effective  Date except to the extent that such representations and warranties expressly relate solely to an earlier date  (in  which case such representations  and warranties shall have been true and correct in all material  respects  (except  in  the case of a  representation or warranty qualified by materiality, in which case such  representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except  for changes in  factual circumstances specifically and  expressly permitted under  the Credit Agreement;

(f)         copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of the applicable Loan Party of (i) all  limited liability company or  other necessary action taken by the Borrower to authorize the borrowing of the Term Loans, (ii) all corporate, partnership, member or other necessary action taken by each Guarantor authorizing  the guaranty of such Term Loans and (iii) stating that there have been no amendments, supplements or other modifications  to the articles of organization (or equivalent) or  the bylaws of such Loan Party since the date  last certified to  the Administrative Agent  (or attaching copies of any such modifications, if applicable);

(g)       an opinion of counsel to  the Borrower and the  Guarantors, and addressed to the  Administrative Agent and the Lenders, covering such matters as reasonably requested by the Administrative  Agent;

(h)       evidence that all fees, expenses and reimbursement amounts due and payable to the  Administrative Agent, the Lead Arrangers and any of the other Lenders in connection with this Supplement, including without limitation, the fees and expenses of counsel to the Administrative Agent, have been paid; and

(i)        such other documents, instruments and agreements as the Administrative Agent may reasonably request.

Section 4.  Representations.   Each of the Borrower and the Parent represents and warrants to the

Administrative Agent and the Lenders that:

(a)        Authorization.   The Borrower has the right and power, and has taken all necessary action to authorize it, to  borrow the Term Loans. Each of the Parent, the  Borrower and each other Loan Party has the right and power, and has  taken all necessary action to authorize it,  (i) to execute and deliver  this Supplement, the Term Notes and the other Loan Documents, in each case, to which it is a party, being executed and delivered by the Parent, the Borrower or any of the other Loan Parties in connection with this Supplement (collectively, the “Supplement Documents”) and (ii) to perform  its obligations hereunder, under  the other Supplement Documents and under the Supplemented Credit Agreement, in each case,  in accordance with their respective terms. Each of this Supplement and the other Supplement Documents has been duly executed and delivered by a duly authorized officer of the Parent,  the Borrower and the other Loan Parties, in each case, party hereto or thereto, and each of this Supplement, the other Supplement  Documents and the Supplemented Credit Agreement is a legal, valid and binding obligation of each such Person a party hereto or  thereto enforceable against such Person in accordance with its respective terms, except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights  of creditors generally and the availability of equitable  remedies for the enforcement of certain obligations  (other  than the payment of  principal) contained herein or therein and as may be limited by equitable principles generally.

(b)        Compliance with Laws, etc.   The execution and delivery by the Parent, the Borrower and the other Loan Parties of this Supplement and the other Supplement Documents, in each case, to which

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such Loan Party is a party, and the performance by the Borrower  of this Supplement, the other Supplement Documents  and the Supplemented Credit Agreement in accordance with  their  respective  terms, do not and will not, by  the passage of time, the giving of notice or both: (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to the Parent, the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of any Loan Party, or any material indenture, material agreement or other material instrument to which the Parent,  the Borrower or any other Loan Party  is a party or by which it or any of  its  respective properties may be bound; or (iii) result  in or require the creation or imposition of any Lien upon or with  respect  to any property now owned or hereafter acquired by any Loan Party other than in favor of the Administrative Agent  for its benefit and  the benefit of the other Lender Parties.

(c)        No Default.   No Default or Event of Default exists as of the date hereof nor will exist immediately after giving effect  to this Supplement.

Section 5.   Certain References.   Each reference to the Credit Agreement in any of the Loan

Documents  shall be deemed to be a  reference to  the Supplemented Credit  Agreement.

Section 6.  Expenses.   The Borrowers shall reimburse the Administrative Agent for all reasonable and documented out-of-pocket costs and expenses (including reasonable fees and disbursements of counsel)  incurred by the  Administrative Agent  in connection with  the preparation, negotiation and execution of this Supplement, the Supplement Documents and any other agreements and documents  executed and delivered in connection herewith, in  accordance with  the provisions of Section 13.2 of  the Credit Agreement.

Section 7.  Benefits.   This Supplement shall be binding upon and shall inure to the benefit of the parties hereto and their respective  successors and assigns.

Section 8.   GOVERNING LAW.   THIS SUPPLEMENT SHALL BE GOVERNED BY, AND  CONSTRUED IN ACCORDANCE WITH,  THE LAWS OF  THE STATE OF NEW YORK  APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 9. Effect. Except as expressly supplemented hereby, the terms and conditions of the Credit  Agreement and the other Loan Documents  remain in  full  force and effect.   This Supplement constitutes a Loan Document.

Section 10.  Counterparts. This Supplement may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns. This Supplement may be executed by any electronic  means, including “pdf”.

[Signatures  Begin on Next Page]

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IN WITNESS WHEREOF, the parties hereto have caused this Term Loan Supplement to be executed as of the date first above written.

SUNSTONE HOTEL PARTNERSHIP, LLC

By: /s/ Bryan A. Giglia

    Name: Bryan A. Giglia

    Title: Chief Financial Officer

SUNSTONE HOTEL INVESTORS, INC.

By: /s/ Bryan A. Giglia

    Name: Bryan A. Giglia

    Title: Chief Financial Officer

[Signatures Continued on Next Page]

[Signature Page to Term Loan Supplement with

Sunstone Hotel Partnership, LLC]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and a Term Loan Lender

By: /s/ Mark F. Monahan

    Name: Mark F. Monahan

    Title: Senior Vice President

[Signatures Continued on Next Page]

[Signature Page to Term Loan Supplement with

Sunstone Hotel Partnership, LLC]

PNC BANK, NATIONAL ASSOCIATION,

as a Term Loan Lender

By: /s/ Nicolas Zitelli

    Name: Nicolas Zitelli

    Title: Senior Vice President

[Signatures Continued on Next Page]

[Signature Page to Term Loan Supplement with

Sunstone Hotel Partnership, LLC]

U.S. BANK NATIONAL ASSOCIATION,

as a Term Loan Lender

By: /s/ David W. Salisbury

    Name: David W. Salisbury

    Title: Vice President

[End Signatures]

[Signature Page to Term Loan Supplement with

Sunstone Hotel Partnership, LLC]

BRANCH BANKING AND TRUST COMPANY,

as a Term Loan Lender

By: /s/ Ahaz A. Armstrong

    Name: Ahaz A. Armstrong

    Title: Vice President

[End Signatures]

SCHEDULE I

Term Loan Commitments

Term Loan Lender	Term Loan Commitment Amount
Wells Fargo Bank, National Association	$30,000,000
PNC Bank, National Association	$25,000,000
U.S. Bank National Association	$15,000,000
Branch Banking and Trust Company	$15,000,000
TOTAL	$85,000,000

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EXHIBIT A

to Term Loan Supplement

FORM OF NOTICE  OF TERM LOAN  BORROWING

 , 20

Wells  Fargo  Bank,  National Association,  as

Administrative Agent

1750 H Street,  NW, #550

Washington, D.C.  20006

Attention: Mark F. Monahan

Telecopier:    (202) 429-2589

Ladies  and Gentlemen:

Reference is made to (a) the Credit Agreement dated as of April 2, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Sunstone Hotel Partnership, LLC, a Delaware limited liability company (the “Borrower”), Sunstone Hotel Investors,  Inc., a Maryland corporation, as “Parent,” the financial  institutions party  thereto and their assignees under Section 13.5. thereof (the “Lenders”), Wells Fargo Bank, National Association, as Administrative Agent  (the “Administrative Agent”), and the other parties thereto and (b) the Term Loan Supplement (as amended or otherwise modified from  time to time, the “Term Loan Supplement”; the Credit Agreement as supplemented by  the  Term Loan Supplement; the “Supplemented Credit Agreement”) dated as of September 3, 2015, among the Borrower, Parent, the Lenders party  thereto and the Administrative Agent.  Capitalized terms used herein, and not otherwise defined herein, have their respective  meanings given them in  the Supplemented Credit  Agreement.

1.Pursuant to Section 2(b) of the Term Loan Supplement,  the Borrower hereby  requests that  the Term Loan Lenders make a Term Loan to  the Borrower in an aggregate amount equal  to $                                      .

2.The Borrower requests that such Term Loan be made available to the Borrower on

 , 20[15/16].

3.TheproceedsofsuchTermLoanwillbeusedfor

 .

4.The Borrower hereby requests that such Term Loan be of  the  following Type:

[Check one box only]

ž ◻     Base Rate Loan

ž ◻     LIBOR Loan, with an initial Interest Period for a duration of:

[Check one box only]

ž ◻     one month

ž ◻     three  months ž ◻     six  months

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof,  as of the date of the making of  the requested  Term Loan, and immediately after making such Term

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Loan, (a) no Default or Event of Default exists or would  exist and none of  the criteria specified in Section

2 of the Term Loan Supplement would be violated; and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party  in  the Loan Documents to which any of them  is a party are and shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such  representation or warranty  is and shall be true and correct in  all respects) with the same force and  effect as if made on and as of such  date except to the extent  that such representations and warranties expressly  relate solely  to an earlier date (in which case such  representations and warranties were true and correct  in all material  respects  (except in the case of a  representation or warranty qualified by materiality, in which case such  representation or warranty was true and correct in all  respects) on and as of such earlier date) and except for changes in factual circumstances specifically and expressly  permitted under  the Loan Documents.  In addition, the Borrower certifies  to  the Administrative Agent and the Lenders that all conditions to the making of the requested Term Loan contained  in  Article VI. of  the Credit Agreement and in Section 3 of  the Term Loan Supplement will have been satisfied or waived in accordance with  the applicable provisions of  the Loan  Documents at  the time such Term Loan is made.

[Signature  on Following Page]

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IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Term

Loan Borrowing as of the date first written above.

SUNSTONE  HOTEL PARTNERSHIP, LLC

By:                                                                          Name:                                                                Title:

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EXHIBIT B

to Term Loan Supplement

FORM OF TERM NOTE

$

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  , 2015

FOR VALUE RECEIVED, the undersigned, SUNSTONE HOTEL PARTNERSHIP, LLC, a  Delaware   limited  liability   company  (the   “Borrower”)  hereby  unconditionally   promises   to   pay  to  or registered assigns (the “Term Loan Lender”), in care of Wells Fargo

Bank, National Association, as Administrative Agent (the “Administrative Agent”), to its address at 608

Second Avenue S., 11th  Floor, Minneapolis, Minnesota 55402-1916, or at such other address as may be specified by the Administrative Agent  to the Borrower, the principal sum of

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AND

/100 DOLLARS ($

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) (or such lesser amount as shall equal the aggregate unpaid principal amount of the  Term Loan made by  the Term Loan Lender to  the Borrower under the Credit Agreement (defined below)), on the dates and in  the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit  Agreement.

This Term Note is one of the “Term Notes” referred to in the Credit Agreement dated as of April

2, 2015, as supplemented by the Term Loan Supplement dated as of September 3, 2015 (as further amended, restated, supplemented or otherwise modified  from time to time, the “Credit Agreement”), by and among the Borrower, Sunstone Hotel Investors, Inc., a Maryland corporation, the financial institutions party thereto and their assignees under Section 13.5. thereof, the Administrative Agent, and the other parties thereto, and is subject to, and entitled to, all provisions and benefits thereof.   Capitalized terms used herein and not defined herein shall have the respective  meanings given to such terms in the Credit Agreement. The Credit  Agreement provides for the acceleration of the maturity of this  Term Note upon the occurrence of certain events  and  for prepayments of Term Loans upon the terms  and conditions specified  therein.

The Borrower hereby waives presentment, demand, protest and notice of any kind.  No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

Time  is of the essence for this Term Note.

[This Term Note is given in replacement of the Term Note dated                  , 20     , in the original principal amount of $               previously delivered to the Term Loan Lender under the Credit Agreement.   THIS TERM NOTE IS NOT INTENDED TO BE,  AND SHALL NOT BE  CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING UNDER OR IN CONNECTION WITH THE OTHER TERM NOTE.]1

THIS  TERM NOTE SHALL BE  GOVERNED BY, AND  CONSTRUED IN ACCORDANCE WITH, THE LAWS OF  THE STATE  OF NEW YORK APPLICABLE TO  CONTRACTS  EXECUTED,  AND TO  BE  FULLY PERFORMED,  IN SUCH STATE.

[Signature  on Following Page]

1Language to be included in case  of an assignment and need  to issue a replacement note  to an existing Term Loan Lender, either because such Lender’s Term Loan has increased or decreased from what it  was initially.

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IN WITNESS WHEREOF, the undersigned has executed and delivered this Term  Note under seal as of the date written above.

SUNSTONE  HOTEL PARTNERSHIP, LLC

By:                                                                          Name:                                                                Title:

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EXHIBIT C

to Term Loan Supplement

FORM OF GUARANTOR ACKNOWLEDGEMENT

THIS GUARANTOR ACKNOWLEDGEMENT dated as of September 3, 2015 (this “Acknowledgement”) executed by each of the undersigned (the “Guarantors”) in favor of WELLS FARGO  BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”) for its benefit and the benefit of  the Guarantied Parties (as defined in the Guaranty referred  to below).

WHEREAS, Sunstone Hotel Partnership, LLC, a Delaware limited liability company (the “Borrower”), Sunstone Hotel Investors, Inc., a Maryland corporation, the Lenders, the Administrative  Agent and certain other parties have entered  into that certain Credit Agreement dated as of April 2, 2015 (as amended, restated, supplemented or otherwise modified from time  to  time, the “Credit Agreement”);

WHEREAS, each of the Guarantors is a party to that certain Guaranty dated as of April 2, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) pursuant to  which they  guarantied, among other  things, the Borrower’s obligations under  the Credit Agreement on the terms  and conditions contained in the Guaranty;

WHEREAS, the Borrower, the Administrative Agent and the Lenders are to enter into a Term Loan Supplement dated as of the date hereof (the  “Supplement”) to provide  for, among other things, the establishment of a Class of Term Loans on the terms  and conditions contained therein; and

WHEREAS, it  is a condition precedent  to  the effectiveness of  the Supplement that  the Guarantors execute  and deliver this Acknowledgement.

NOW, THEREFORE, for good and valuable consideration, the  receipt and sufficiency of which are  hereby acknowledged by the parties hereto, the parties hereto agree as  follows:

Section 1.  Reaffirmation.   Each Guarantor hereby reaffirms its continuing obligations to the  Administrative Agent and the other Guarantied Parties (as defined in the Guaranty) under the Guaranty and agrees  that the transactions contemplated by the Supplement, including without limitation the making of Term Loans, shall not in any way affect the validity and enforceability of the Guaranty, or reduce,  impair or  discharge the obligations of such Guarantor thereunder (including without limitation its guarantee  of the  Term Loans pursuant thereto).

Section 2. Governing Law. THIS ACKNOWLEDGEMENT SHALL BE GOVERNED BY, AND  CONSTRUED IN ACCORDANCE WITH,  THE LAWS OF  THE STATE OF NEW YORK  APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 3. Counterparts. This Acknowledgement  may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

[Signatures on Next Page]

C-1

LEGAL02/35729719v6

IN   WITNESS   WHEREOF,  each   Guarantor  has   duly  executed  and  delivered  this   Guarantor

Acknowledgement as of the date and  year first written above.

[GUARANTORS] By:

Name: Title:

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